UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

SEQUENOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29101	77-0365889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 John Hopkins Court, San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 202-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2014, Sequenom, Inc. (“Sequenom”) entered into a Patent Purchase Agreement (the “Purchase Agreement”) with Isis Innovation Limited (“Isis”), pursuant to which Sequenom, subject to certain reserved rights retained by Isis, acquired patents and patent applications from Isis related to noninvasive prenatal testing (the “Purchased Patents”) for use in the United States, Canada, Japan, Australia, Hong Kong and Europe (the “Territory”), and received an irrevocable, perpetual, fully-paid, exclusive license (with the right to sublicense) to certain know-how and related intellectual property related to noninvasive prenatal testing for use in the Territory.

Within ten (10) days of the execution of the Purchase Agreement, Sequenom will pay to Isis an up-front payment equal to $9,250,000, plus an additional $3,200,000 as the final royalty payment due to Isis under that certain Exclusive License of Technology Agreement, dated October 14, 2005, between Sequenom and Isis, as amended (the “Exclusive License Agreement”). Additionally, Sequenom has agreed to waive $2,100,000 in paid legal fees that Isis owned to Sequenom. Under the terms of the Purchase Agreement, Sequenom has also agreed to pay Isis additional payments based on net revenues of covered products sold by Sequenom from July 1, 2014 through the expiration of the last to expire of the Purchased Patents if such sales exceed designated milestones.

Pursuant to the terms of the Purchase Agreement, Sequenom and Isis have agreed to terminate the Exclusive License Agreement, effective immediately, and in connection therewith Sequenom and Isis have released each other from all of their contractual and other obligations arising out of or in connection with the Exclusive License Agreement. Sequenom previously relied on the Exclusive License Agreement for an exclusive in-license from Isis for patent rights used for the development and commercialization of prenatal laboratory-developed tests.

The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2014.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure set forth above in Item 1.01 is incorporated herein by reference.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in Sequenom’s filings with the Securities and Exchange Commission, including without limitation Sequenom’s most recent Quarterly Report on Form 10-Q and other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. Sequenom undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.
Dated: October 6, 2014	By:	/s/ Carolyn D. Beaver
	Name:	Carolyn D. Beaver
	Title:	Chief Financial Officer